Item 30. Exhibit (g) ii. a. 6.

___________________________________________________________________________

NOTE: certain information enclosed within brackets

has been excluded from this exhibit because it is

both (i) not material and (ii) would likely cause

competitive harm to the registrant if publicly disclosed.

___________________________________________________________________________

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit 1

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY and

C.M. LIFE INSURANCE COMPANY

(the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(the “Reinsurer”)

This Amendment is effective May 17, 2021.

The Conditions Requiring Claims Consultation on Contestable Claims section is hereby replaced in its entirety or added to the Applicable Sections identified in Exhibit 1 attached with the following:

Conditions Requiring Claims Consultation on Contestable Claims

Before conceding liability or making settlement to the claimant, the Ceding Company will seek the Reinsurer’s recommendation on contestable claims when the Reinsurer’s share of the claim amount is [___] or more.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both Parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	DocuSigned by Chad Madore [___]	Date	7/15/2021 | 1:05 PM EDT
Chad Madore Head of Reinsurance Development & Management

MML BAY STATE LIFE INSURANCE COMPANY

By:	DocuSigned by Chad Madore [___]	Date	7/15/2021 | 1:05 PM EDT
Chad Madore Head of Reinsurance Development & Management

C.M. LIFE INSURANCE COMPANY

By:	DocuSigned by Chad Madore [___]	Date	7/15/2021 | 1:05 PM EDT
Chad Madore Head of Reinsurance Development & Management

SWISS RE LIFE & HEALTH AMERICA INC.

By:	DocuSigned by Rob O’Hara [___]	Date	7/12/2021 | 4:08 PM EDT
Rob O’Hara Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	DocuSigned by Natalie Gleed [___]	Date	7/12/2021 | 2:14 PM EDT
Natalie Gleed Senior Vice President

Exhibit 1

Agreements

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Codes	Applicable Sections
[rows deleted]
12/1/2015	/[___] GVULII	[___]	[___]	Exhibit I
[rows deleted]